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                                                                     EXHIBIT 3.6

                                     BYLAWS

                                       OF

                            EMSA SOUTH BROWARD, INC.



                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of EMSA South Broward, Inc. (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Florida, on such date, and at such time, as the Board of Directors of the Corporation (the "Board of Directors") may by resolution provide, or if the Board of Directors falls to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., local time, on the fourth Tuesday of April of each year, if not a legal holiday under the laws of the State of Florida, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

         Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. A special meeting called by the Board of Directors shall be held at such place, either within or without the State of Florida, as is stated in the notice thereof. A special meeting called at the demand of the shareholders pursuant to this
Section 2 shall be held at such place in the State of Florida as is stated in the notice thereof.

         Section 3. Notice of Meetings. A written or printed notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than ten nor more than 60 days prior to such meeting. If the Secretary falls to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder before or after the meeting. Notice of any adjourned meeting of the shareholders shall not be required if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

         Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required
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by the Florida Business Corporation Act (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

         Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

         Section 6. Conduct of Shareholders' Meetings. The President shall preside at shareholders' meetings and shall establish such reasonable, procedures for the conduct of shareholders' meetings as such officer deems to be necessary or appropriate, subject to the authority of the Board of Directors to appoint a different presiding, officer and to establish additional or different procedures.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any restrictions imposed by law, by the Articles of Incorporation, by these Bylaws or by agreements among the shareholders that are otherwise lawful.

         Section 2. Number and Term of Directors. The number of directors shall be such number as is provided for in the Articles of Incorporation or as is elected by the shareholders from time to time and shall be reduced upon the resignation of any director to the number still in office. Unless otherwise permitted by the Florida Business Corporation Act, directors shall be natural persons who are 18 years of age or older. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

         Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors, and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board or by any Director, and written notice of the date, time and place of such meetings shall be given by each director by first class mail at least seven days before the meeting or by telephone, telegraph or cablegram or in person at least two days before the meeting. Any director may waive notice required to be given of a meeting, either before or after the meeting, and shall be deemed to have waived notice if he is present at or participates in


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such meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Florida.

         Section 4. Quorum; Vote Requirement. A majority of the number of directors fixed in accordance with Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

         Section 5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

         Section 6. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, subject to such limitations as may be imposed from time to time by the Florida Business Corporation Act. A majority of any such committee may determine its action, fix the date, time and place of its meetings and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

         Section 7. Removal. Any or all Directors may be removed from office at any time with or without cause.

         Section 8. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary and a Treasurer and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person.


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         Section 2. Chief Executive Officer. The Chief Executive Officer shall be the chief operating officer of the Corporation. He shall, under the direction of the Board of Directors, supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders.

         Section 3. President. The President shall generally assist the Chief Executive Officer and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

         Section 4. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

         Section 5. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the directors and shall have custody of and attest the seal of the corporation.

         Section 6. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

         Section 7. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL

         Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board of Directors may from time to time authorize.

         Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer or President or by such other officer, officers, agent or agents, as the Chief Executive Officer or President shall designate from time to time or as the Board of Directors from time to time may by resolution provide.

         Section 3. Seal. The seal of the Corporation shall be as follows:



         The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The


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signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                                    ARTICLE V

                                 STOCK TRANSFERS

         Section 1. Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of Florida, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and which shall be signed by the President and by the Secretary of the Corporation.

         Section 2. Transfers of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS

         Section 1. Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,


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pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Successful Defense of Action. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 1 or 2 of this
Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         Section 4. Determination Required. Any indemnification under Sections 1 or 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the Board of Directors as described in (i) above or a committee as described in (ii) or, otherwise, by majority vote of the full Board of Directors (in which directors who are parties may participate); or (iv) by the shareholders by a majority vote a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         Section 5. Advances for Expenses of Directors. Expenses incurred by an officer or director in defending or investigating any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by employees or agents who are not officers or directors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The right provided in the first sentence of this Section 5 is a contract right.

         Section 6. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred


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in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder or any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. Amendment. Except as set forth below, the Board of Directors may amend or repeal these Bylaws or adopt new bylaws by the affirmative vote of a majority of all directors then holding office, (i) except to the extent the Articles of Incorporation or the Florida Business Corporation Act reserves such power exclusively to the shareholders or (ii) unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these Bylaws or adopt new bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.


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